Labor Contract

between and by

Party A: Beijing Telestone Technology Company Ltd.
and
Party B: ________________________________

Execution Date: _____________, ________

Printed by HR Dept. of Beijing Telestone Technology Company Ltd.

Version: 2005/06

Party A: Beijing Telestone Technology Company Ltd.   Authorized Representative: _________
Address: 6F, Saiou Scientific Building, No.5 Haiying Road, Fengtai, Beijing

Party B: (name) __________________ Gender: _______________
ID No.: ______________________________________________________
Date of Birth: _________
Employed by Party A for a term commencing on _____________
Residence: __________________________________________________
Hukou: ______________________________________________________
Zip-code: _______________

Pursuant to the Labor Law of the People’s Republic of China and other applicable laws and regulations, Party A and Party B (“the Parties”) hereto, on a basis of mutual negotiation, agree to sign and be bound by, the following terms and conditions as stated in this Contract:

I.                   Term
Article I.	This Contract will be effective for a fixed term commencing on _______ and expiring on _______, in which Probation of _____ months is included.

II.                   Scope of Work
Article II.	Party B agrees that it will work to the extent as described in the Post Manual of Party A and as required by Party A.
Article III.	Party B shall in a timely manner perform the duty (task) in compliance with quantity and quality as required by Party A. For detailed requirement, see the Post Manual.

III.                   Working Time & Compensation
Article IV.	Working Time. Party B will work for 8 hours per day and in total 40 hours per week in accordance with the policies and by-laws in relation to the working time made by Party A.
Article V.
Compensation. Party B will be entitled to the compensation and benefits in relation to its duties in accordance with the Compensation Distribution System made by Party A. The compensation provided by Party A to Party B is composed of Basic Salary, Post Wage and KPI Salary. That KPI Salary is about ___ % of the agreed total salary which Party B is entitled to. The Basic Salary equals to the Social Minimum Average Salary in the previous year announced by the Government in the jurisdiction where Party B works.

Article VI.
Party A will, on the 7th day of each month, pay Party B the fixed salary (composed of Basic Salary and Post Wage) in relation to the previous month based on the actual working days by Party B, and on 22nd day each month, pay Party B the KPI Salary in relation to such previous month based on the actual performance by Party B. The KPIs include but not limited to result, quantity, quality and time in relation to the works by Party B.

Article VII.
Salary Notice & Confirmation. Party B’s salary baseline and adjustment will be subject to the Salary Notice under the Telestone Compensation Management Policy, before which Party A and Party B will have a face-to-face talk in relation to such baseline and adjustment. Such Notice will be delivered to Party B within five (5) days of such face-to-face talk in relation to post adjustment, and returned to Party A after signed by Party B, in which case such Notice with signature of Party B will be incorporated into this Contract as a Schedule hereto and have the same effect with this Contract.

Article VIII.
Complementary Provisions. In case of any proper compliance by Party B with or material violation by it of the national laws and regulations as well as the corporate policies and by-laws, Party A will adjust, including but not limited to increase, reduce, cease or even retrace, the Party B’s compensation based on any applicable national laws and regulations as well as the corporate policies and by-laws.

IV.                   Benefits
Article IX.	Social Insurance. Party A will apply for, open and maintain the Social Insurance for Party B if:
a)              Party A has completed the Industrial & Commercial Registration in the jurisdiction where Party B is employed; and
b)             Party B was never entitled to social insurance when working in other companies.
In case of failure by it to apply for, open and maintain the Social Insurance due to causes incurred by Party B, Party A will provide neither such insurance nor any additional reimbursement.
Article X.
Timing of Social Insurance. If Party B satisfies the conditions required for insurance application, opening and maintenance, the timing of Social Insurance will commence on the date on which Party B starts to work for Party A.

Article XI.
Coverage of Social Insurance. Party A will apply for, open and maintain the Social Insurance as required by the national laws and regulations as well as the local laws and regulations in the jurisdiction where Party B works, and make the contribution in relation to such Social Insurance on a period-by-period basis.

Article XII.
In case of insufficient P/Os or any changes to the market, Party A shall have the right to make Party B off-duty, and Party B shall agree to such off-duty, Provided That such off-duty shall not be over one (1) year. In case of continuous off-duty by Party B reaching one (1) year, either party may terminate this Contract without any liabilities for breach incurred and any indemnification paid. During such off-duty, Party A shall pay Party B a minimum salary no less than the local Social Minimum Average Salary Standard.

Article XIII.	Training. Party A shall provide to Party B trainings in relation to ethics, business, technology, labor safety and discipline, and Party A’s policies and by-laws.

V.                   Labor Discipline
Article XIV.
Party A may, by taking into account the requirement in relation to operating and management, formulate and amend any corporate policies and by-laws in accordance with the national and local laws and regulations, and make these policies and by-laws open, express and available to employees. Party B shall comply with the forgoing policies and By-laws.

In case of any violation by Party B of the forgoing policies and By-laws, Party A will have the right to give Party B any punishment as described in any corporate policies and By-laws, and even terminate this Contract.
Article XV.
Except for compliance by it with the corporate policies and By-laws in relation to labor discipline, Party B shall also comply with the provisions in relation to labor safety and sanitation, production process, operational procedures and codes and the professional ethics, and in a proactive manner participate in the training regarding professional ethics and management system organized by Party A and improve its own professional competence.

VI.            Change & Termination
Article XVI.	Change to this Contract
a)
In case of failure by the Parties to perform this Contract arising from or incurred by any material change to the laws, administrative regulations and corporate policies and By-laws which are adopted as the basis for execution of this Contract, the Parties shall make any necessary change to this Contract and in a timely manner proceed with the procedures for that change.

b)
In case of failure by the Parties to perform this Contract arising from or incurred by any material change to the circumstance upon which this Contract is executed, the Parties may conclude any change to this Contract by negotiation in a good faith.

Article XVII.
Either party proposing any change to this Contract shall notify the other party by a written notice in relation to such proposed change. That party receiving such notice shall give a reply in writing to the notifying party within fifteen (15) days (including the fifteenth day) of reception of such notice. No reply within fifteen (15) days delivered shall be deemed as consent to that change.

Article XVIII.	Party A may immediately terminate this Contract without any indemnification paid if Party B:
a)	is proved to be incompetent for the recruitment conditions during the Probation;
b)	makes any material breach of labor discipline or Party A’s corporate policies or By-laws;
c)	makes any serious negligence and malpractice which causes any great loss or damage to Party A;
d)	fails to provide to Party A any true certification in relation to its ID, education, employment experience and professional skills etc as required by this Contract;
e)	is convicted of offence against criminal laws; or
f)	causes other circumstance as designated by Party A.
Article XIX.	Party A may terminate this Contract by a 30 days written notice to Party B if Party B:
a)
is ill, or injured due to any reason other than that in relation to its duties, and is incompetent for its original duties or other duties separately appointed by Party A upon expiration of Medical Treatment Period in relation to such illness or injury;

b)
is incompetent for the pre-defined duties, or fails to satisfy the requirement by Party A in respect of abilities and performance, and after trained or with other appointment granted, remain incompetent; or

c)	fails to conclude an agreement with Party A in case of occurrence of any material change to the circumstance upon which this Contract is executed.
Article XX.	If it is or become insolvent, suffers or permits the organization to the extent as required by laws, or has ceased to be a going concern, Party A may terminate this Contract.
Article XXI.	Party A shall not make any termination of this Contract under Article XIX and XX if Party B:
a)	is proved to wholly or partially be incapable to perform its duties due to occupational diseases or injury it suffers from;
b)	is incapable to perform its duties due to illness or injury other than occupational injury;
c)	is pregnant, perinatal or lactating;
d)	work for a initial period less than three (3) years since it become a veteran, retired serviceman transferred to civil area, or worker transferred from farmer due to requisition;
e)	is in military service;
f)
acts as the representative of the workers for collective negotiation with a term for five (5) years commencing on the date on which it is elected as that representative when it is employed by Party A under a labor contract; or

g)	other circumstances as set forth in laws and administrative regulations.
Article XXII.
Except for occurrence that it suffers from illness or injury, Party B shall terminate this Contract by a thirty (30) days notice in writing to Party A, and upon consent of Party A, proceed with any required procedures in relation to severance within 30 days of consent by Party A unless the economic loss or damage to Party A caused by Party B has not been proper handled, or Party B has not borne the liabilities of breach under this Contract and Schedules attached hereto, or other pending issues are being reviewed.

In case of failure by Party B to deliver to Party A a 30-day notice under Article XXII for termination, Party A may refuse to proceed with the procedures in relation to such termination.
Article XXIII.	In case of occurrence of any of the following circumstances, Party B may at any time terminate this Contract by notice to Party A:
a)	Party B is in the probation;
b)	Party A forces Party B to work by violence, threat, detention or illegal restrictions on individual freedom;
c)	Party A fails to pay the compensation agreed hereunder,
Article XXIV.
Party A may, by taking into account Party B’s capacity, health and the corporate business and operating, at any time adjust or transfer Party B’s post or duty in the Company, in which case Party B shall be subject to such adjustment or transfer, including but not limited to adjustment or transfer as set forth in the Post Manual and the Change Management Provisions, secondment to the entities or affiliated entities controlled by or under common control with Party A, assignment to other entities designated by Party A or even termination of this Contract. In case of any change to Party A due to the forgoing adjustment or transfer, the employment established between Party B and any third party designated by Party A in relation to such adjustment or transfer shall be deemed as termination of this Contract other than annulment hereof. Party B undertakes that it will not make any claim against Party A for any rights or indemnity by filing any action or proceedings in any organization, arbitration courts, administrative agents, governmental authorities or courts as set forth by labor and employment laws and regulations due to the forgoing changes.

Salary Adjustment. If Party B is promoted or demoted by Party A after taking into account its operating, the salary which Party B is entitled to will be adjusted accordingly. Party A may, by taking into account the assessment results for review of Party B’s periodic performance, increase or reduce its salary. The change to KPI salary will be subject to change to Post Wage, in which case the total Salary will be also changed accordingly. No dissent or objection submitted by Party B to any competent labor arbitration authority after it receives the changed compensation shall be deemed as confirmation by it of such changed compensation as the Compensation receivable by it.

VII.                   Renewal & Termination
Article XXV.	In case of occurrence of any of the following circumstances, this Contract shall be terminated:
a)	this Contract expires;
b)	the conditions for termination agreed occurs;
c)	Party B shall be in line with the legal conditions for retirement;
d)	Party B is dead or held by court as missing or dead; or
e)	Party A is bankrupt or dismissed as required by laws and regulations.
Article XXVI.	In case of occurrence of any of the following cases, this Contract shall be renewed, and the procedures in relation to that renewal shall be in a timely manner proceeded with:
a)	Parties agree to renew this Contract; or
b)
Party A, upon request by Party B for renewal of this Contract, agrees to that renewal if any actual employment without written employment agreement is established between the parities after the conditions for termination occurs.

In case of occurrence of the circumstance as set forth in the Article XXVI b), where the Parties fail to make an agreement on the term of renewal, the term to be renewed will be for three (3) months; if Party B satisfies the conditions applicable for Open-ended Labor Contract, Party A shall enter into an Open-ended Labor Contract with Party B.

VIII.                   Economic Compensation & Indemnification
Article XXVII.
If it terminates this Contract by agreement with Party B, Party A may pay Party B an Economic Compensation calculated in terms of the Service Years by Party B in the Company multiplying the monthly fixed salary (Basic Salary plus Post Wage) in the previous month before termination (a monthly fixed salary per service year as Economic Compensation), in which case the part of Service Years less than one year will not be included for Economic Compensation to be calculated while the part thereof over six months s but less than one year (at most no more than 12 months) will be deemed as 1 year.

Article XXVIII.
In case of termination by Party A of this Contract due to occurrence of any of the following cases, Party A may pay Party B an Economic Compensation calculated in terms of the Service Years by Party B in the Company multiplying the monthly fixed salary (Basic Salary plus Post Wage) in the previous month before termination (a monthly fixed salary per service year as Economic Compensation), in which case the part of Service Years less than 6 months will not be included for Economic Compensation to be calculated while the part thereof over 6 months but less than 1 year (at most no more than 12 months) will be deemed as 1 year.

a)	Party B fails to perform its original duties or other duties appointed by Party A due to the illness or injury other than occupational injury;
b)	Party A terminates this Contract since Party B is incompetent, and after trained or with other appointment granted, remain incompetent, for the appointed duties;
c)
In case of failure by the parties in performance of this Contract due to any material change to the circumstance upon which this Contract is executed, the parties fails to conclude an agreement regarding change to this Contract; or

d)	Party A has to initiate employee reduction caused by the insolvency, or reorganization, of it, or its ceasing to be a going concern.
Article XXIX.	The Economic Compensation payable by Party A to Party B shall not be less than the Social Minimum Average Salary in the region where Party B works.
Article XXX.
In case of failure by Party A to pay the Economic Compensation after termination hereof, except for the Economic Compensation required, Party A shall also pay Party B an Extra Economic Compensation of 50% of the forgoing Economic Compensation.

Article XXXI.
Party A shall reasonably indemnify Party B against any loss and damage arising from or incurred by termination by Party A of this Contract in violation of provisions hereunder or invalidity of this Contract held due to Party A’s reason.

Article XXXII.
If Party B receives the paid training provided by Party A, or is recruited by Party A with any additional cost and expense paid, the indemnification arising from termination by Party B of this Contract in violation of any provisions hereunder shall be enforced in accordance with the Training Agreement.

Article XXXIII.
Party B shall indemnify Party A against and hold it free from the following loss and damage arising from termination by Party B of this Contract in violation of any provisions hereunder or violation by Party B of any confidential provisions in relation to trade secret.

The parties agrees that a) in case of termination by it of this Contract in violation of any provisions hereunder, Party B will indemnify Party A and hold it free from:
1)	any cost and expense directly paid by Party A in relation to recruitment of Party B;
2)	the training fee paid by Party A for Party B;
3)	any direct economic loss or damage to Party A’s production, operating and running;
4)
a penalty calculated in terms of the remaining service years multiplying the monthly salary, in which case the part of service years less than 1 year will not be included for penalty to be calculated while the part thereof over 6 months but less than 1 year (at most no more than 12 months) will be deemed as 1 year.

and b) in case of violation by Party B of any confidential provisions in relation to trade secret, the indemnity required shall be subject to the provisions under the Non-disclosure Agreement.

IX.                   Supplementary Provisions
Article XXXIV.
The Parties agree that the following terms and conditions are incorporated into this Contract: Party A shall have the right to make any proper amendment or adjustment to the documents listed in the Schedule attached hereto based on the corporate development and the changing market provided that the written document or email in relation to such amendment or adjustment is sufficiently served to and signed by Party B. That sufficient serving to and signature by Party B will bind it to such amendment or adjustment.

Article XXXV.
Party B will be entitled to all insurance and benefits provided by Party A provided that Party B transfer its personal information record into the human resource service authority nominated by Party A for keeping.

X.                   Labor Dispute & Miscellaneous
Article XXXVI.
The labor dispute arising from or in connection with performance of this Contract shall be settled by the parties through negotiation. If such negotiation fails, Party B may submit such dispute to any competent officers in the Company for mediation. If such mediation fails, either party claiming arbitration shall submit to the Beijing Shijingshan Labor Dispute Arbitration Committee an application in writing for arbitration.

Either party may directly submit such dispute to Shijingshan Labor Dispute Arbitration Committee for arbitration. If either party refuses to accept the award by that Committee, it may file a lawsuit in the People’s Court.
Article XXXVII.	The schedules attached to this Contract include and are formed by the Probation Agreement, Post Manual, Non-disclosure Agreement and Training Agreement and other corporate policies and by-laws
Any dispute in connection with this Contract shall be governed (including but not limited to award or judgment by arbitration or lawsuit) by, and be construed and understood in accordance with, the provisions under this Contract and Schedules hereto. The Parties agree that the claims by either party shall not exceed the restrictions on or in claimed rights or interests as set forth in the Schedules.
Article XXXVIII.
Any matters uncovered in this Contract or any conflicts with the future national laws and regulations shall be enforced in accordance with any applicable laws and regulations Provided That the waiving party shall not repudiate, and undertakes, that it has voluntarily make any waiver which it ever expressly made, whether such conflict exists or not.

Article XXXIX.
This Contract is a non-format contract. The parties here to have made sufficient discussion and amendment prior to execution of this Contract. All representation by the parties contained in this Contract are true and express. Party B has in a careful manner read, and fully understood, the terms and condition hereunder as well as the corporate policies and by-laws current in effect. The parties are bound by the rights and obligations hereunder.

Article XL.	This Contract is executed in two copies with each party holding, each of which shall be an original, but all of which shall together constitute one and the same instrument.

Party A: (seal)	Party B: (seal)

Authorized representative:

(seal)
Execution Date:______